UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2014

URBAN HYDROPONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54118	72-1600437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Ave., Suite 433 Miami Beach, FL 33140
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:   (561) 543-8882

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 3, 2014, Urban Hydroponics, Inc. (the “Company”), formerly known as Placer Del Mar, Ltd., entered into a binding letter of intent (the “LOI”) with 0838373 B.C. Ltd. (“Numbered Company”), Urban Cultivator Inc., a British Colombia corporation (“UC”), BC Northern Lights Enterprises Ltd., a British Colombia corporation (“BCNL”), and W3 Metal Inc., a British Colombia corporation (“W3,” and together with Numbered Company, UC and BCNL, the “Target Companies”).  This LOI replaced a non-binding term sheet (the “Term Sheet”) dated May 5, 2014 entered into between Valor Invest Ltd. (“Valor”) and the Target Companies.

Pursuant to the LOI, it is contemplated that a newly-formed, wholly-owned Canadian subsidiary (“Subco”) of the Company will merge with and into the Target Companies (the “Merger”), as a result of which the Target Companies will become wholly-owned subsidiaries of the Company.  The Merger will be conducted in a tax-efficient manner under the tax laws of Canada and the United States, and pursuant to which all of the outstanding shares of capital stock of the Target Companies will be cancelled in exchange for exchangeable shares of Subco (the “Exchangeable Shares”), which Exchangeable Shares must be exchanged by the holders thereof into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company on or before October 30, 2019.  The Target Companies are private companies engaged in the business of manufacturing and selling commercial and residential hydroponic growing systems.

The Merger is subject to the completion and delivery by the Target Companies to the Company, and the acceptance as satisfactory by the Company, of two year audited consolidated financial statements of the Target Companies. Additionally, the binding nature of the LOI is contingent upon the Company delivering to the Target Companies by October 31, 2014 (or by November 7, 2014 at the latest), an additional $120,000 in Bridge Financing (as defined and discussed in detail below).

The Merger is expected to close on or before November 30, 2014, although there can be no assurance that this will, in fact, happen.

 Pursuant to the terms of the LOI, the Company agreed to provide additional bridge financing (the “Bridge Financing”) to the Target Companies on the last day of each of the months of September and October 2014 in the amount of $120,000 per month, on the terms discussed below.  The Company delivered the September $120,000 Bridge Financing installment to the Target Companies on October 15, 2014.  Pursuant to the Term Sheet, between May 5, 2014 and October 9, 2014, the Company had loaned to the Target Companies an aggregate of $760,000 in Bridge Financing.  To finance the Bridge Financing, to date the Company has sold an aggregate of $1,196,000 of its 10% Secured Convertible Promissory Notes (the “Investor Notes”), as discussed in Item 3.02 below.

The Company has used $880,000 of the gross proceeds derived from its sale and issuance of the Investor Notes to provide the Bridge Financing to the Target Companies for working capital purposes.  The Bridge Financing is evidenced by Secured Bridge Loan Promissory Notes (the “Bridge Notes”) from UC, BCNL and W3 (the “Borrowers”) to the Company.  The Investor Notes and the Bridge Notes are secured by all of the assets of the Borrowers. This security interest is subordinated to that of a certain bank providing an existing credit facility to the Borrowers.  The Bridge Notes are for a term of 8 months from the particular closings of the Bridge Financing pursuant to which the specific Bridge Notes were issued.  The Bridge Notes bear interest at the rate of 10% per annum.  All obligations under the Bridge Notes will be deemed repaid in full and canceled upon the closing of the Merger.  If the Merger does not close, the Bridge Notes must be repaid in full, with interest, by the Borrowers.

In addition to the sale of the Investor Notes and pursuant to the terms of the LOI, the Company intends to engage in a private placement of its Units (defined below) for at least an additional $1,500,000 in gross proceeds to the Company (the “Subsequent Offering”).  The closing of the Subsequent Offering and the closing of the Merger is each a condition precedent to the other and both are planned and expected to close concurrently.

As of the closing of the Merger and pursuant to the terms of the LOI, the existing shareholders of the Company will retain 12,400,000 shares of Common Stock, after giving effect to a split-off of the Company’s legacy business and the related contribution by the Company’s current majority shareholder, and cancellation of, 22,000,000 shares of Common Stock.  The Target Companies will receive 32,000,000 Exchangeable Shares which will be exchangeable for a like number of shares of Common Stock.  The Exchangeable Shares will be issued pro rata, 5,000,000 shares to the shareholders of UC and 27,000,000 shares to the shareholders of 0838373 B.C. Ltd., the sole shareholder of BCNL and W3.  Holders of the Investor Notes and purchasers of the Units will receive an aggregate of 10,000,000 shares of Common Stock and warrants to purchase an additional 15,000,000 shares of Common Stock. Brokers and finders may receive warrants to purchase up to an aggregate of approximately 2,000,000 shares of Common Stock.

As an incentive to provide ongoing assistance with the management of the Company post-Merger, the Company will allot to Tarren Wolfe, the principal stockholder and officer of the Target Companies, or his designated assigns, an additional 10,000,000 restricted shares (the “Earn-Out Shares”) of Common Stock for allocation and release annually over a period of 5 years starting with fiscal 2015 and ending with fiscal 2019, with the first such release to occur  following completion of the Company’s post-Merger 2015 audited financial statements, on the basis of one (1) share of Common Stock to be issued for each $5 of revenue earned in such fiscal year.

Upon the closing of the Merger, the Board of Directors of the Company (the “Board”) will consist of five (5) members, at least three (3) of whom will be independent. Two (2) of the independent directors will be nominated by Valor and the Target Companies upon mutual agreement and one (1) of the independent directors will be nominated by Tarren Wolfe.  The remaining two (2) directors will be Tarren Wolfe, who will also be nominated as Chairman, and Eric Sloan.  After the Merger closing, the Board will appoint a Chief Financial Officer and head of sales and marketing reasonably acceptable to all members of the Board. Frank Terzo, the Company’s current sole officer and director will resign upon the Merger closing.  The new executive officers of the Company and certain other designated employees will enter into employment agreements with the Company effective as of the closing of the Merger.

The holders of the Investor Notes, Bridge Warrants (defined below) and Units will have certain demand registration rights and, under certain circumstances, the holders of the shares of Common Stock issuable upon exchange of the Exchangeable Shares and the recipients of the Earn-Out Shares may have demand registration rights as well.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the discussion under Item 3.02 of this Report regarding the Investor Notes issued by the Company, which discussion is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sale of Equity Securities.

Through October 9, 2014, the Company has conducted a number of closings in which it has sold an aggregate principal amount of $1,196,000 of the Investor Notes to a limited number of investors (the “Investors”).  The Investor Notes were offered and sold in a private placement (the “Notes Offering”) to a limited number of non-U.S. persons pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of, and Regulation S under, the Securities Act.

The Investor Notes bear interest at a rate of 10% per annum and are for a term of 8 months (“Maturity”).  The Investor Notes are automatically convertible, subject to a 4.99% conversion blocker, upon closing of the Merger into units (the “Units”), at a conversion price of $0.30 per Unit.  Each Unit consists of one (1) share of Common Stock, and a warrant to purchase one (1) share of Common Stock at an exercise price of $0.35 per share for two (2) years. The shares of Common Stock that will be issued as a result of conversion of the Investor Notes (and upon exercise of the Bridge Warrants) carry certain registration rights.

Upon the closing of the Merger, the Company will issue to each of the holders of the Investor Notes, warrants (the “Bridge Warrants”) to purchase a number of shares of Common Stock equal to one hundred percent (100%) of the number of shares of Common Stock comprising the Units such holders will receive upon conversion of the Investor Notes.  The Bridge Warrants are exercisable at a price of $0.35 per share, exercisable for two (2) years from the closing of the Merger.  The Bridge Warrants will have weighted average anti-dilution protection.  If the Merger does not close, the Investor Notes must be repaid in full and with interest at maturity, and no Bridge Warrants will be issued.

The Investor Notes contain customary events of default and include a default by the Borrowers under the Bridge Notes.  If the Company defaults under the Investor Notes, the full principal amount of the Investor Notes will, at the option of the Investors, become immediately due and payable in cash.  In addition, upon an event of default, the Investor Notes will begin to bear interest at a rate of 12% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

A default by the Borrowers under the Bridge Notes, including but not limited to the failure to repay the Bridge Notes at Maturity if the Merger does not close, will cause the full principal amount of the Bridge Notes, at the Company’s option, to become immediately due and payable in cash.  In addition, upon an event of default, the Bridge Notes will begin to bear interest at a rate of 12% per annum, or such lower maximum amount of interest permitted to be charged under applicable law, which interest rate will continue until all defaults are cured.

The Company has agreed to pay a finder a fee of $50,000 for introducing the Investors to the Company.  The Company may pay finders’ fees and broker commissions in connection with the offer and sale of Units in the Subsequent Closing.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Company.  Any such offer may only be made by offering materials issued by the Company.  The foregoing referenced securities have not been registered under the Securities Act, or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2014	By:	/s/ Frank Terzo
Name: Frank Terzo
Title: President